UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 7, 2016

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	21900 Burbank Blvd., Suite 270 Woodland Hills, California	91367
	(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2016, we appointed Jamey Johns, 49, as our Chief Accounting Officer. Mr. Johns has also served as our Vice President, Corporate Controller since March 21, 2016. Prior to joining us, Mr. Johns was Controller of K-Swiss Global Brands Inc. from 2015 to 2016, a leading global provider of athletic footwear and apparel and Vice President of Finance and Corporate Controller for Reiter Affiliated Companies from 2010 until 2014, a leading agricultural producer of fresh berries. Mr. Johns is licensed as a Certified Public Accountant in the state of California. He completed an MBA program in Finance with the College of Business and Economics at California State University East Bay in 2002 and earned a Bachelor of Science in Accounting at the University of Redlands in Redlands, California in 1989.

Mr. Johns will receive an annual base salary of $155,000 and will be eligible to receive incentive compensation awards of not less than $20,000 during his first year of employment. Subject to approval of our Board of Directors, Mr. Johns will also receive an option to purchase 100,000 shares of our common stock, which will vest over a period of four years. Mr. Johns’ employment with us is on an at-will basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date:April 13, 2016	By:	/s/ Nancy Agger-Nielsen
Nancy Agger-Nielsen, Chief Financial Officer

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